UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                                )

Filed by the Registrant        ☒                     Filed by a Party other than the Registrant        ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Nuveen Multi-Asset Income Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Core Plus Impact Fund (NPCT)

Nuveen Multi-Asset Income Fund (NMAI)

Nuveen Real Asset Income and Growth Fund (JRI)

Nuveen Variable Rate Preferred and Income Fund (NPFD)

Important Information Regarding 2024 Shareholder Meeting

The annual meetings of shareholders (the “Annual Meeting”) of each of Nuveen Core Plus Impact Fund (NYSE: NPCT), Nuveen Multi-Asset Income Fund (NYSE: NMAI), Nuveen Real Asset Income and Growth Fund (NYSE: JRI) and Nuveen Variable Rate Preferred and Income Fund (NYSE: NPFD) (each a “Fund” and, collectively, the “Funds”) has been scheduled for May 15, 2024.

For NPCT and NPFD, each Fund’s Board of Trustees has nominated:

(i)

three (3) trustees to be elected by holders of common shares and preferred shares, voting together as a single class, for election as Class III Trustees for a term expiring at the annual meeting of shareholders to be held in 2027 or until their successors have been duly elected and qualified. Joanne T. Medero, Loren M. Starr and Matthew Thornton III are the nominees.

(ii)

two (2) trustees to be elected by holders of preferred shares, voting separately as a single class, for election for a term expiring at the annual meeting of shareholders to be held in 2025 or until their successors have been duly elected and qualified. Albin F. Moschner and Margaret L. Wolff are the nominees.

For NMAI and JRI, each Fund’s Board of Trustees has nominated:

(i)

four (4) trustees for election as Class III Trustees for a term expiring at the annual meeting of shareholders to be held in 2027 or until their successors have been duly elected and qualified. Joanne T. Medero, Albin F. Moschner, Loren M. Starr and Matthew Thornton III are the nominees.

Shareholders of record at the close of business on January 19, 2024 are entitled to notice of and to vote at the Annual Meeting.

On January 16, 2024, each Fund received a notice from Saba Capital Master Fund, Ltd. of its intention to nominate a person for election as a trustee at the Annual Meeting. The Board of Trustees of each Fund intends to meet to consider these notices and make a recommendation in due course that it believes will best serve the interests of each Fund and all of its shareholders.

Pursuant to each Fund’s By-Laws, because the number of persons nominated for election as trustees exceeds the number of trustees to be elected, the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required to elect trustees.

* * *

This communication is not a solicitation of a proxy from any Fund shareholder. The Board will present its recommendation regarding trustee nominees in each Fund’s proxy statement and other materials, to be filed with the Securities and Exchange Commission (the “SEC”) and made available to all shareholders eligible to vote at the Annual Meeting. Promptly after filing its definitive proxy statement in connection with the solicitation of proxies for the Annual Meeting (the “2024 Proxy Statement”) with the SEC, each Fund will mail the 2024 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting.

Fund shareholders do not need to take any action at this time.

Important Information

Each Fund, its trustees and executive officers and certain officers and employees of Nuveen may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting.

Information concerning the trustees and executive officers of each Fund is set forth in such Fund’s definitive proxy statement for its 2023 Annual Meeting of Shareholders filed on March 30, 2023 (the “2023 Proxy Statement”), in such Fund’s annual report for the fiscal year ended December 31, 2022 and in a current report on Form 8-K filed by such Fund on October 13, 2023. As set forth in the 2023 Proxy Statement, as of January 20, 2023, each trustee’s individual beneficial shareholdings of each Fund constitutes less than 1% of the outstanding shares of such Fund and the trustees and executive officers of each Fund as a group beneficially own less than 1% of the outstanding shares of such Fund. Additional information regarding the interests of such potential participants will be included in the 2024 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2024 Proxy Statement with the SEC, each Fund will mail the definitive 2024 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EACH FUND WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the 2024 Proxy Statement and any amendments or supplements thereto and any other documents (including the WHITE proxy card) filed by each Fund with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information, or by contacting the Fund by phone at 1-800-257-8787 or by mail at 333 West Wacker Drive, Chicago, Illinois 60606.

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